Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Proxy Statement constituting a part of this Registration Statement Amendment No. 1 on Form S-4 of our report dated July 31, 2020, relating to the financial statements of Star Peak Energy Transition Corp. which is contained in that Proxy Statement, and to the reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 19, 2021